Exhibit 20.b
Fingerhut Receivables, Inc.                   Fingerhut Master Trust                                              Monthly Report
Securityholder's Statement                      Series 1998-2                                                        Nov- 1999
						Class A            Class B             CTO           Class D         Total
(i)   Security Amount                       337,500,000.00      51,136,000.00     61,364,000.00  61,364,000.00    511,364,000.00
(ii)  Security Principal Distributed                  0.00               0.00              0.00                             0.00
(iii) Security Interest Distributed           1,752,187.50         277,412.80        324,717.83                     2,354,318.13

Security Principal Distributed per $1,000        0.0000000          0.0000000         0.0000000
Security Interest Distributed per $1,000         5.1916667          5.4250000         5.2916666
(iv) Principal Collections                   19,976,320.31       3,026,693.68      3,632,079.76   3,632,079.76     30,267,173.51
(v)  Finance Collections                      9,932,932.66       1,504,979.09      1,805,998.46   1,805,998.46     15,049,908.67
     Recoveries                                 884,227.64         133,972.93        160,769.61     160,769.61      1,339,739.79
     Defeasance Funding Acct Earnings                 0.00               0.00              0.00           0.00              0.00
	Total Finance Collections            10,817,160.30       1,638,952.02      1,966,768.07   1,966,768.07     16,389,648.46
	Total Collections                    30,793,480.61       4,665,645.70      5,598,847.83   5,598,847.83     46,656,821.97
(vi) Aggregate Amount of Principal Receivables                                                                  1,442,665,714.92
     Invested Amount (End of Month)         337,500,000.00      51,136,000.00     61,364,000.00  61,364,000.00    511,364,000.00
     Floating Allocation Percentage            23.3941929%         3.5445495%        4.2535148%     4.2535148%       35.4457720%
     Invested Amount (Beginning of Month)   337,500,000.00      51,136,000.00     61,364,000.00  61,364,000.00    511,364,000.00
     Average Daily Invested Amount                                                                                511,364,000.00
(vii)  Receivable Delinquencies
       Current                                                                                          77.56%  1,361,897,733.56
       30 Days to 59 Days                                                                                5.26%     92,307,856.06
       60 Days to 89 Days                                                                                3.73%     65,448,228.34
       90 Days and Over                                                                                 13.46%    236,289,197.78
	Total Receivables                                                                              100.00%  1,755,943,015.74
(viii) Aggregate Investor Default Amount                                                                            7,736,213.12
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                       15.78%
(ix)  Security Charge-Offs                            0.00               0.00              0.00           0.00              0.00

(x)   Servicing Fee                             647,260.27          98,069.04        117,684.38     117,684.38        980,698.07

(xi)  Pool Factor                                1.0000000          1.0000000         1.0000000

(xii) Unreimbursed Redirected Principal Collections                  0.000000          0.000000       0.000000              0.00
(xiii) Excess Funding Account Balance                                                                                       0.00
(xiv) CTO Trigger Event Occurrence                                                                                          None
      CTO Reserve Amount                                                                                                     N/A
(xv) Number of New Accounts Added to the Trust                                                                                 0
(xvi) Revolving Receivables Reserve Account Balance                                                                $3,284,000.00
(xvii) Defeasance Funding Account Balance                                                                                   0.00
Average Net Portfolio Yield                                                                                               17.64%
Minimum Base Rate                                                                                                          8.28%